Exhibit 16.1



November 11, 1998

Mr. Thomas J. Sargeant
Chief Financial Officer
AvalonBay Communities, Inc.
2900 Eisenhower Avenue, Suite 300
Alexandria, VA 22314

Dear Mr. Sargeant:

This is to confirm that the client/auditor relationship between AvalonBay Communities, Inc. (Commission File Number 1-12672) and PricewaterhouseCoopers LLP has ceased.




Yours very truly,

/s/ PricewaterhouseCoopers LLP







cc: Chief Accountant
    SECPS Letter File, Mail Stop 11-3
    Securities and Exchange Commission
    450 Fifth Street, N.W.
    Washington, DC 20549